Exhibit 5.1

November 22, 2006

Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458

Re: Five Star Quality Care, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) of Five Star Quality Care, Inc., a Maryland corporation (the “Company”), you have requested our opinions set forth below.

You have provided us with a copy of such registration statement, which you propose to file with the Securities and Exchange Commission (the “Commission”) on or about the date hereof. Such registration statement contains a form of preliminary prospectus with respect to the offer and sale of up to $1,000,000,000 in aggregate amount of one or more series of (i) debt securities of the Company (the “Debt Securities”), (ii) shares of common stock, $.01 par value per share, of the Company (the “Common Shares”), (iii) shares of preferred stock, $.01 par value per share, of the Company (the “Preferred Shares”), (iv) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (v) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), (vi) stock purchase contracts (the “Purchase Contracts”) and (vii) equity units (the “Equity Units” and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants and Purchase Contracts, the “Registered Securities”), in each case for offering from time to time, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”). As described in the Registration Statement and the Prospectus, Registered Securities may be offered as units with other Registered Securities, and Common Shares may include a right to purchase shares of a series of Preferred Shares designated as Junior Participating Preferred Shares. As described in the Prospectus, (i) the Debt Securities will be issued in one or more series pursuant to one or more indentures, substantially in the form of Exhibit 4.1, Exhibit 4.2 or Exhibit 4.3 to the Registration Statement (each an “Indenture”), between the Company and the trustee party thereto (each, a “Trustee”); (ii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (iii) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”), (iv) the Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) entered into between the Company and the purchase contract agent party thereto (each, a

Five Star Quality Care, Inc.
November 22, 2006

“Purchase Contract Agent”) and (v) the Equity Units will be issued pursuant to one or more equity unit agreements (each, an “Equity Unit Agreement”) entered into between the Company and the equity unit agent party thereto (each, an “Equity Unit Agent”). Each Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement and Equity Unit Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Equity Units are referred to herein as “Related Documents”.

As used in this opinion, the term “Registration Statement” means, unless otherwise stated, such registration statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto), and the term “Convertible Registered Securities” means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term “Underlying Registered Securities” means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and originals or copies, identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have also assumed in connection with the opinions expressed below that: (i) the Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland, (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and enter into and perform its obligations under the Related Documents, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Company, will be duly authorized and approved on behalf of the Company (such approvals referred to herein as the “Corporate Proceedings”), (iii) the Corporate Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the Company’s charter and bylaws, and (B) not in conflict with any contractual or other restrictions which are binding on the Company, (iv) each Trustee, Depositary, Warrant Agent, Purchase Contract Agent and Equity Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into perform its obligations under the Related Documents to which it is a party, (v) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company, and (vi) except in the

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November 22, 2006

case of the forms of the Indentures, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts and the State of New York and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Venable LLP dated November 22, 2006, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1. Each series of Debt Securities will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) all Corporate Proceedings relating to such series of Debt Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Corporate Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Corporate Proceedings. If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

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November 22, 2006

2. Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Depositary Agreement and Corporate Proceedings.

3. Each series of Warrants will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Corporate Proceedings. If such Warrants are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Warrants, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

4. Each series of Purchase Contracts will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Purchase Contracts and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Purchase Contract Agreement shall have been duly executed and delivered by the Company and the applicable Purchase Contract Agent, and (iv) such Purchase Contracts shall have been duly executed by the Company and authenticated by the Purchase Contract Agent as provided in the applicable Purchase Contract Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as

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provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Purchase Contract Agreement and Corporate Proceedings.

5. Each series of Equity Units will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Corporate Proceedings relating to such series of Equity Units and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Equity Unit Agreement shall have been duly executed and delivered by the Company and the applicable Equity Unit Agent, and (iv) such Equity Units shall have been duly executed by the Company and authenticated by the Equity Unit Agent as provided in the applicable Equity Unit Agreement and the applicable Corporate Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Equity Unit Agreement and Corporate Proceedings.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of the Offered Securities” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered solely to you in connection with the matters described above.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP